Consent of Independent Certified Public Accountants

First Investors Life Series Fund
95 Wall Street
New York, New York  10005

     We consent to the use in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A (File No. 2-98409) of our report dated January 31, 1995 relating to the December 31, 1994, and our report dated July 31, 1995 relating to the June 30, 1995, financial statements of First Investors Life Series Fund, which are included in said Registration Statement.


                                             /s/ Tait, Weller & Baker

                                             TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 27, 1995